Exhibit 10.3
HEARTLAND EXPRESS, INC.
2021 RESTRICTED STOCK AWARD PLAN

AWARD NOTICE

GRANTEE:	XXXXXXXX
TYPE OF AWARD:	Restricted Stock Award
NUMBER OF SHARES:	XXXXXXXX
DATE OF GRANT:	XXXXXXXX

1.    Grant of Restricted Stock. This Award Notice serves to notify you that Heartland Express, Inc., a Nevada corporation (the "Company"), hereby grants to you, under the Company's 2021 Restricted Stock Award Plan (the "Plan"), a Restricted Stock Award (the "Award"), on the terms and conditions set forth in this Award Notice and the Plan, of the number of shares set forth above ("Restricted Shares") of the Company's Common Stock, par value $0.01 per share (the "Common Stock"). A copy of the Plan is included with this Award Notice if it has not previously been provided to you. You should review the terms of this Award Notice and the Plan carefully.

2.     Restrictions and Vesting. Subject to the terms and conditions set forth in this Award Notice, the Plan, and Schedule A attached hereto, and provided you are and have continuously been in the employment of the Company or any Subsidiary from the date of grant until the applicable vesting date, the Restricted Shares shall vest as of the earlier to occur of (a) the vesting of such Restricted Shares or a portion thereof as set forth on Schedule A, and (b) your death or disability (as defined in Section 22(e) of Internal Revenue Code of 1986, as amended from time to time (the "Code")), as determined by the Company in its sole discretion.

3.    Effect of Termination of Employment. In the event of the termination of your employment to the Company or any Subsidiary for any reason other than your death or disability (as defined in Section 22(e) of the Code), as determined by the Company in its sole discretion, prior to the complete vesting of the Restricted Shares, the unvested portion of the Restricted Shares shall be forfeited immediately after such termination.

4.    Additional Vesting Matters. Any Restricted Shares that do not vest as a result of a failure to have been continuously in the employment of the Company or any Subsidiary for any reason other than your death or disability (as defined in Section 22(e) of the Code), as determined by the Company in its sole discretion, from the date of grant until the vesting dates shall automatically be forfeited without any obligation of the Company to pay any amount to you or to any other person or entity.

5.    Effect of Change in Control.

(a)     In General. The following provisions shall apply in the event of a Change in Control:

Exhibit 10.3
(i)     To the extent the successor company (or a subsidiary or parent thereof) assumes the Award, with appropriate adjustments to preserve the value of the Award, or provides a substitute for the Award on substantially the same terms and conditions, existing vesting terms will continue to apply;

(ii)    To the extent (x) the successor company (or a subsidiary or parent thereof) does not assume or provide a substitute for an Award on substantially the same terms and conditions or (y) the successor company (or a subsidiary or parent thereof) assumes the Award and your employment or service is terminated without Cause or with Good Reason within twenty-four (24) months following the consummation of a Change in Control, any restrictions on Awards shall lapse and any unvested portion of such Award shall immediately vest in full.

(b)    "Cause" Defined. "Cause" for termination by the Company or any of its Subsidiaries of your employment or service shall mean: (i) failure by you to perform the essential functions of your position with the Company or any of its Subsidiaries, other than any failure resulting from your incapacity due to physical or mental disability, it being understood that a reasonable, good faith attempt to perform but failure to do so will not be deemed a failure to perform essential functions; (ii) failure to comply with any lawful directive by the Company’s Board of Directors (the "Board"), it being understood that a reasonable, good faith attempt to comply with such directive but failure to do so will not be deemed a failure to comply for purposes of this definition of "Cause"; (iii) a material violation by you of the corporate governance guidelines, code of ethics, insider trading policy, governance policy, or other policy of the Company or any of its Subsidiaries; (iv) a breach of any fiduciary duty to the Company or any of its Subsidiaries; (v) misconduct in the course and scope of employment by you that in any material respect is injurious to the financial condition or reputation of the Company and its Subsidiaries on a consolidated basis; (vi) any attempt to willfully obtain any personal profit from any transaction which is adverse to the interests of the Company or any of its Subsidiaries or in which the Company or any of its Subsidiaries has an interest or any act of fraud or embezzlement against the Company or any of its Subsidiaries or any of their respective customers or suppliers; (vii) a breach by you of any of the covenants contained in any employment, severance or other agreement applicable to you, if any; (viii) the repeated use of alcohol or abuse of prescription drugs by you that interferes with your duties, the use of illegal drugs by you, or a violation by you of the drug and/or alcohol policies of the Company or any of its Subsidiaries; (ix) violation of any applicable law, rule or regulation, including without limitation the Sarbanes-Oxley Act of 2002 or other federal or state securities law, rule, or regulation, in each case, that in any material respect is injurious to the financial condition or reputation of the Company and its Subsidiaries on a consolidated basis; or (x) the conviction or plea of guilty or nolo contendere to a felony or a misdemeanor involving moral turpitude. For purposes of this definition following a Change in Control, the determination of "Cause" made by the Board must be made in good faith and will be binding on you.

(b)     "Change In Control" Defined. The term "Change In Control" means a change in control of the Company of a nature that would be required to be reported in response to Item 5.01 of a Current Report on Form 8-K, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act"); provided that, without limitation, a Change In Control shall be deemed to have occurred at such time as:

(i)     Any "person" as defined in Section 3(a)(9) of the Exchange Act, and as used in Section 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act (but excluding the Company and any Subsidiary and any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee)), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), of securities of the Company

Exhibit 10.3
representing 50% or more of the combined voting power of the Company’s then outstanding securities (other than indirectly as a result of the Company’s redemption of its securities); provided, however, that in no event will a Change in Control be deemed to have occurred under this Section so long as (x) the combined voting power of shares beneficially owned by (A) the Company’s executive officers (as defined in Rule 16a-1(f) under the Exchange Act) then in office (the "Executive Officer Shares"), (B) members of the Ann Gerdin or Michael Gerdin family or their lineal descendants (the "Founder Shares"), and (C) the shares beneficially owned by any other members of a "group" that includes the Founder Shares and/or a majority of the Executive Officer Shares, exceeds 75% of the combined voting power of the Company’s current outstanding securities and remains the person or group with beneficial ownership of the largest percentage of combined voting power of the Company’s outstanding securities and (y) the Company remains subject to the reporting requirements of the Exchange Act; or

(ii)     The consummation of a merger or other business combination of the Company, a sale of 51% or more of the Company’s assets, liquidation or dissolution of the Company or a combination of the foregoing transactions (each, a "Transaction") other than a Transaction immediately following which either (x) the stockholders of the Company and any trustee or fiduciary of any employee benefit plan sponsored or maintained by the Company immediately prior to the Transaction own at least 51% of the voting power, directly or indirectly, of (A) the surviving corporation in any such merger or other business combination; (B) the purchaser of or successor to the Company’s assets; (C) both the surviving corporation and the purchaser in the event of any combination of Transactions; or (D) the parent company owning 100% of such surviving corporation, purchaser or both the surviving corporation and the purchaser, as the case may be ((A), (B), (C) or (D), as applicable, the "Surviving Entity") or (y) the Incumbent Directors, as defined below, shall continue to serve as a majority of the board of directors of the Surviving Entity without an agreement or understanding that such Incumbent Directors will later surrender such majority; or

(iii)     Within any 365 day period, the persons who were directors immediately before the beginning of such period (the "Incumbent Directors") shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors to any successor to the Company. For this purpose, any director who was not a director at the beginning of such period will be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of, or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors (so long as such director was not nominated by a person who commenced or threatened to commence an election contest or proxy solicitation by or on behalf of a person (other than the Board or who has entered into an agreement to effect a Change in Control or expressed an intention to cause such a Change in Control).

(c)     "Good Reason" Defined. The term "Good Reason" the occurrence of any of the following, without your express written consent, resulting in the termination of your employment or service with the Company or any of its Subsidiaries.

(i)     The material diminution in the overall scope of your duties, authorities and/or responsibilities from those held by you immediately prior to the time of a Change in Control, it being understood that the fact that the Company may be a subsidiary of a different public company or becomes a private company, and any diminution of duties in respect of no longer having public company related duties will not be considered a diminution; or

Exhibit 10.3
(ii)     Written requirement for geographic relocation of your assigned principal business location to a location greater than fifty (50) miles from the place of your principal business location immediately prior to the time of a Change in Control; or

(iii)     Diminution by ten percent (10%) or more of your annual base salary in effect immediately prior to the time of a Change in Control.

6.     Book-Entry Registration. The Restricted Shares initially will be evidenced by book-entry registration only, without the issuance of a certificate representing the Restricted Shares.

7.     Issuance of Shares. Subject to Sections 9 and 14 of this Award Notice, upon the vesting of any Restricted Shares pursuant to this Award Notice, the Company shall issue a certificate or book-entry representing such vested Restricted Shares as promptly as practicable following the date of vesting. The Restricted Shares may be issued during your lifetime only to you or after your death to your designated beneficiary, or, in the absence of such beneficiary, to your duly qualified personal representative.

8.    Withholding. You shall pay to the Company or a Subsidiary, or make other arrangements satisfactory to the Company regarding the payment of, any federal, state, or local taxes of any kind required by applicable law to be withheld with respect to the Restricted Shares awarded under this Award Notice. Your right to receive the Restricted Shares under this Award Notice is subject to, and conditioned on, your payment of such withholding amounts.

9.     Nonassignability. The Restricted Shares and the right to vote such shares and to receive dividends thereon, may not, except as otherwise provided in the Plan, be sold, assigned, transferred, pledged, or encumbered in any way prior to the vesting of such shares, whether by operation of law or otherwise, except by will or the laws of descent and distribution or qualified domestic relations. After vesting, the sale or other transfer of the shares of Common Stock shall be subject to applicable laws and regulations under the Exchange Act.

10.     Rights as a Stockholder; Limitation on Rights. Unless the Award is cancelled as provided in Section 3 or 4 of this Award Notice, prior to the vesting of the Restricted Shares, you will have all of the other rights of a stockholder with respect to the Restricted Shares so awarded, including, but not limited to, the right to receive such cash dividends, if any, as may be declared on such shares from time to time and the right to vote (in person or by proxy) such shares at any meeting of stockholders of the Company. Neither the Plan, the granting of the Award, nor this Award Notice gives you any right to remain in the employment of the Company or any Subsidiary.

11.    Obligation to Maintain Stock Ownership. Your ability to dispose of Restricted Shares after vesting may be limited by stock ownership guidelines adopted by the Company for certain officers and key employees, and the Company is authorized to place a restrictive legend on such shares, issue stop-transfer instructions to the transfer agent, or take such other actions as may be advisable, in the Administrator's sole discretion, to enforce such ownership guidelines. Please determine whether you are subject to the guidelines and how many Restricted Shares may be disposed of prior to attempting to dispose of any shares.

12.    Rights of the Company and Subsidiaries. This Award Notice does not affect the right of the Company or any Subsidiary to take any corporate action whatsoever, including, without limitation, its right to recapitalize, reorganize, or make other changes in its capital structure or business, merge or consolidate, issue bonds, notes, shares of Common Stock, or other securities, including preferred stock, or options therefore, dissolve or liquidate, or sell or transfer any part of its assets or business.

Exhibit 10.3

13.     Restrictions on Issuance of Shares. If at any time the Company determines that the listing, registration, or qualification of the Restricted Shares upon any securities exchange or quotation system, or under any state or federal law, or the approval of any governmental agency, is necessary or advisable as a condition to the issuance of a certificate representing any vested Restricted Shares, such issuance may not be made in whole or in part unless and until such listing, registration, qualification, or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

14.     Plan Controls; Definitions. The Award is subject to all of the provisions of the Plan, which is hereby incorporated by reference, and is further subject to all the interpretations, amendments, rules, and regulations that may from time to time be promulgated and adopted by the Administrator pursuant to the Plan. In the event of any conflict among the provisions of the Plan and this Award Notice, the provisions of the Plan will be controlling and determinative. The capitalized terms used in this Award Notice and not otherwise defined herein are defined in the Plan.

15.     Amendment. Except as otherwise provided by the Plan, the Company may only alter, amend, or terminate this Award with your consent.

16.     Governing Law. This Award Notice shall be governed by and construed in accordance with the laws of the State of Nevada, except as superseded by applicable federal law, without giving effect to its conflicts of law provisions.

17.     Notices. All notices and other communications to the Company required or permitted under this Award Notice shall be written, and shall be either delivered personally or sent by registered or certified first-class mail, postage prepaid or return receipt requested addressed to the Company's office at 901 Heartland Way, North Liberty, Iowa 52317, Attention: Chief Financial Officer. Each such notice and other communication delivered personally shall be deemed to have been given when delivered. Each such notice and other communication delivered by mail shall be deemed to have been given when it is deposited in the United States mail in the manner specified herein.

* * * * * * * * * *

Exhibit 10.3
ACKNOWLEDGEMENT

The undersigned acknowledges receipt of, and understands and agrees to be bound by, this Award Notice and the Plan. The undersigned further acknowledges that this Award Notice and the Plan set forth the entire understanding between him or her and the Company regarding the restricted stock granted by this Award Notice and that this Award Notice and the Plan supersede all prior oral and written agreements on that subject. The undersigned grantee further agrees to keep the terms of this Award Notice confidential and not to disclose such terms to other employees of the Company. Any known violations of this acknowledgement could result in forfeiture of shares covered by this Award Notice and any potential future awards.

Dated: XXXXXXX

Grantee:

Heartland Express, Inc.

By:

Exhibit 10.3
Schedule A

The vesting dates and number of shares subject to vesting for shares granted on XXXXX are as follows:

Vesting Date	Number of Shares Subject to Vesting